Exhibit 99.1

For Immediate Release

RELIANT ENERGY REACHES AGREEMENT WITH SENECA CAPITAL

Houston - April 18, 2006 — Reliant Energy, Inc. (NYSE:RRI) today announced that it has reached an agreement with stockholder Seneca Capital, L.P. (“Seneca”) under which Seneca will cease its efforts to run a slate of three director nominees for election to Reliant’s board of directors at its 2006 annual meeting of stockholders.

Under the terms of the agreement, Reliant will appoint a director to the board who is a representative of a substantial institutional stockholder of the company. The director shall be selected at the sole discretion of the board upon the recommendation of the nominating and corporate governance committee. The agreement provides that the director will be appointed on or before September 1, 2006. Pursuant to the agreement, Seneca has withdrawn its director nominees and agreed to vote in favor of the election of each of the board’s nominees at the 2006 annual meeting.

Commenting on the agreement, Joel Staff, chairman and chief executive officer of Reliant, stated, “We have maintained an open dialogue with Seneca, both prior to and following notification of its intent to nominate a slate of directors. We believe that the agreement that we have reached is in the best interest of the company and all of our stockholders.”

Staff continued, “The Reliant board had previously announced its intention to add two new independent members to the board before the end of the year. The board intends to conduct a thorough and fulsome search for the best-qualified candidates, including candidates suggested by stockholders. The agreement reached with Seneca will enable Reliant’s board to proceed with that plan.”

Reliant Energy filed its definitive proxy materials for its 2006 annual meeting of stockholders on April 13, 2006 and mailed the materials to its stockholders of record at the close of business on March 22, 2006 on April 17, 2006.

About Reliant Energy

Reliant Energy, Inc. (NYSE: RRI) based in Houston, Texas, provides electricity and energy services to retail and wholesale customers in the United States. In Texas, the company provides service to approximately 1.9 million retail electricity customers, including residential and small business customers and large commercial, industrial, governmental and institutional customers. Reliant also serves commercial, industrial, governmental and institutional customers in the PJM (Pennsylvania, New Jersey and Maryland) market.

The company is one of the largest independent power producers in the nation with approximately 16,000 megawatts of power generation capacity across the United States. These strategically located generating assets utilize natural gas, fuel oil and coal. For more information, visit http://www.reliant.com/corporate.

This news release contains “forward-looking statements.” Forward-looking statements are statements that contain projections, estimates or assumptions about our revenues, income and other financial items, our plans for the future, future economic performance, transactions and dispositions and financings related thereto. Forward-looking statements relate to future events and anticipated revenues, earnings, business strategies, competitive position or other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking.

We have based our forward-looking statements on management’s beliefs and assumptions based on information available to management at the time the statements are made. Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including legislative and regulatory developments, the outcome of pending lawsuits, governmental proceedings and investigations, the effects of competition, financial market conditions, access to capital, the timing and extent of changes in commodity prices and interest rates, weather conditions, changes in our business plan and other factors we discuss in our filings with the Securities and Exchange Commission.

Each forward-looking statement speaks only as of the date of the particular statement and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise

CONTACT:

Dennis Barber, +1-713-497-3042 or Patricia Hammond, +1-713-497-7723, both for Reliant Energy, Inc.